Brickell Biotech, Inc. and Vical Incorporated Merger Making Fresh Tracks in DermatologyⓇ June 2019 Exhibit 99.3

Safe Harbor Any statements made in this presentation relating to future financial, business and/or research and clinical performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, the potential closing of the proposed merger between Vical and Brickell, the amount of the combined company's cash balance at closing, the potential receipt of additional R&D funding and the timing thereof, the potential benefits of the merger or of Brickell's product candidates, the anticipated ownership of the combined company, the anticipated timing, scope and design of future clinical trials, and the prospects for commercializing any product candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this presentation, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Brickell, Vical or the management of either company, before or after the proposed merger, may identify forward-looking statements. Brickell and Vical caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the timing and completion of the proposed merger, the parties' ability to satisfy the closing conditions of the proposed merger and funding agreement with NovaQuest, whether or when the combined company will receive additional R&D funding payments from NovaQuest, potential delays in product development, unanticipated demands on cash resources, risks associated with developing, obtaining regulatory approval for and commercializing novel therapeutics and whether any anticipated benefits of the proposed merger will be realized. Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in Vical's filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. The forward-looking statements represent the estimates of Brickell and Vical as of the date hereof only, and Vical and Brickell specifically disclaim any duty or obligation to update forward-looking statements.

Additional Information about the Merger and Where to Find It Non-Solicitation This communication does not constitute an offer to sell or solicitation of an offer to buy any securities or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Important Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction between Vical and Brickell. In connection with the proposed transaction, Vical will file a definitive proxy statement and a proxy card with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE VICAL PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT VICAL MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Vical’s Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Vical with the SEC in connection with the proposed transactions at the SEC's website (http://www.sec.gov), at Vical’s website, or by directing a written request to: Vical Incorporated, 10390 Pacific Center Court, San Diego, CA 92121, Attention: Investor Relations. Vical and its directors and executive officers and Brickell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Vical in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Vical also is included in Vical’s Definitive Proxy Statement on Schedule 14A relating to the 2018 Annual Meeting of Stockholders, filed with the SEC on April 9, 2018. This document is available free of charge at the SEC website (www.sec.gov), at Vical’s website, or by directing a written request to Vical as described above.

Merger Aimed at Creating a Leading Innovative Dermatology Company Brickell and Vical (NASDAQ:VICL) announced signing of a definitive merger agreement on June 3 Follows Vical’s comprehensive review of strategic alternatives All-stock transaction expected to be completed in third quarter of 2019 Transaction requires Vical stockholder approval, concurrent closing of NovaQuest Capital Management funding agreement and other customary conditions Combined company to be called Brickell Biotech, Inc. and will trade on Nasdaq under a Ticker TBD Leadership: Management team led by Rob Brown, CEO of Brickell; based in Boulder, CO On a pro forma basis, current Vical stockholders would own approximately 40% of the combined company and current Brickell stockholders would own approximately 60% of the combined company* Funding anticipated to allow combined company to reach key milestones with a potentially best-in-class lead candidate Approximately $35 million in cash expected at closing from Vical Up to $25 million in near-term R&D funding by NovaQuest Post-closing cash on hand and NovaQuest R&D agreement expected to fund combined company Phase 3 trials through Q4 2020 Multiple potential value creation events in next 18 months *Subject to certain assumptions and adjustments

Brickell Highlights: Striving to be Best-in-Class in Dermatology Pipeline focused on three differentiated NCEs targeting skin diseases with significant unmet medical needs Goal to develop potential best-in-class product candidates Multiple issued patents with terms extending into the 2030s Sofpironium bromide, a novel topical treatment being developed for hyperhidrosis Large market opportunity of >15 million people in U.S. alone Statistically significant efficacy results with favorable safety profile in Phase 2b Sofpironium bromide is being co-developed with Kaken Pharmaceutical in Japan Kaken achieved statistically significant results in a Pivotal P3 trial Brickell has received substantial non-dilutive capital from Kaken Leadership team with proven track record History of successful development and launch of numerous products achieving first-in-class and/or blockbuster status PHASE 3 PRODUCT STRONG PARTNERSHIP EXPERIENCED LEADERSHIP DIVERSIFIED, NOVEL CLINICAL STAGE PIPELINE

Brickell executives have successfully developed and launched numerous products achieving first-in-class and/or blockbuster status Executing Strategy with Experienced Leadership Team Deepak Chadha Chief R&D Officer Robert Brown Chief Executive Officer Andy Sklawer Co-Founder & COO Gary Walker Chief Marketing Officer Mike Carruthers Chief Financial Officer David McAvoy General Counsel

Pipeline of NCEs with Significant Potential in Dermatology PRODUCT CANDIDATE MOA & INDICATION PRE-CLINICAL PHASE 1 PHASE 2A PHASE 2B PHASE 3 ANTICIPATED KEY MILESTONES Sofpironium Bromide Topical soft anticholinergic for axillary hyperhidrosis Positive Pivotal P3 results received in March 2019 (Japan) Pivotal P3 initiation in Q4 2019 (US) Pivotal P3 data in Q4 2020 (US) BBI-3000 Oral rexinoid for cutaneous T-cell lymphoma Initiation of POC study in late 2020 BBI-6000 Topical RORγ inhibitor for psoriasis Initiation of POC study in early 2021 Early Research Programs Targeting various skin diseases

Significant U.S. Market Opportunity in Hyperhidrosis 1Hyperhidrosis: An update on prevalence and severity of hyperhidrosis in the United States, Doolittle, James, October 2016 2Prevalence of primary focal hyperhidrosis among teens 12-17 in US Population, Glaser, Ballard, Pieretti, Pariser, March 2017 3Prevalence of multifocal primary hyperhidrosis and symptom severity over time…, Glaser, Ballard, Pieretti, Pariser, 2016 Hyperhidrosis affects 4.8% of the U.S. population or 15.3M individuals with a real negative impact on quality of life Hyperhidrosis (HH) is a medical condition that causes excessive sweating beyond what is required for regulation of body temperature HH affects 8.8% ages 18–39 and 17.1% ages 12-17 of the U.S. population1,2 Over 10 million individuals in the U.S. suffer from axillary HH and ~80% have multifocal HH (3 or more body areas) 1,3 Only 51% of HH sufferers have seen a healthcare professional regarding their HH, with approx. 23% currently receiving treatment1 75% of HH sufferers report a negative impact on their social life, well-being, emotional and mental health1

Sofpironium Bromide: Potential Best-in-Class Therapy for Hyperhidrosis SEQUENCE OF THERAPEUTIC OPTIONS Current Therapies Sofpironium Bromide* Antiperspirants Botox & devices (2nd line) Surgery 2nd ★ Clinical Strength OTC X Anticholinergics (new 1st line) *Not approved and safety and efficacy has not been established

Sofpironium Bromide: A Novel Soft Anticholinergic Retro-metabolically designed Provides the potential for enhanced therapeutic effect with minimal systemic side effects Allows for various dosage strengths Short plasma half life Rapid metabolic deactivation and fast elimination Potential for a more favorable tolerability profile and/or enhanced efficacy at higher concentrations

Target Product Profile: Sofpironium Bromide

Sofpironium bromide is well-positioned as a potential best-in-class topical axillary hyperhidrosis therapy



MOLECULE	Sofpironium bromide
MOA	Soft-anticholinergic (rapidly metabolized into inactive metabolite)
FORMULATION / ADMINISTRATION	Gel in a metered dose pump directly applied to underarms via applicator cap
SAFETY	MOA creates potential for fewer systemic AEs
EFFICACY	Potential for better efficacy (sweat reduction)
IP / EXCLUSIVITY	Patent protection through 2034+ / NCE
CLINICAL STAGE	U.S. Phase 3 registration trials to be initiated Q4 2019

BrickellBio 11 Vical

Sofpironium Bromide Clinical & Regulatory Overview Brickell expects to complete all activities required to submit a NDA Q2 2021 FDA aligned with overall development plan Phase 3 study design and co-primary efficacy endpoints Achieved Statistical Significance in Phase 2b Studies Demonstrated safety, tolerability and achieved statistically significant results on primary and key secondary endpoints Pivotal Phase 3 in Japan (Kaken) Positive Phase 3 results (March 2019) Achieved statistically significant results on primary and all secondary efficacy endpoints Phase 3 Program in the U.S. (Brickell) Pivotal studies on track to initiate in Q4 2019 with topline results in Q4 2020 Long-Term Safety Study (LTSS) fully enrolled; data readout in H1 2020

U.S. Phase 2b Study: Summary of Results

Sofpironium bromide (SB) gel, 15% demonstrated statistically significant response for absolute GSP reduction and all doses demonstrated statistically significant responses for HDSM-Ax; Most common AEs were dry mouth and blurred vision which were predominantly mild and resolved spontaneously following treatment[1]

GRAVIMETRIC SWEAT PRODUCTION (GSP) CHANGE FROM BASELINE TO EOT – IMPUTED[2]



Vehicle
(N = 57)
SB 5%
p = 0.5432
(N = 57)
SB 10%
p = 0.4448
(N = 57)
SB 15%[3]
p = 0.0401
(N = 54)
-151.63
-145.31
-161.56
-219.45
GSP Change (mg)
0
-50
-100
-150
-200
-250

HDSM-AX REDUCTION FROM BASELINE (≥2 POINT SHIFT) TO EOT[4,5]



Vehicle
SB 5%
SB 10%
SB 15%
% Responders
100%
80%
60%
40%
20%
0%
8
15
22
29
36
EOT
57
Time Point (Day)

[1] Data from U.S. Phase 2b clinical trial of sofpironium bromide gel, 0%, 5%, 10%, and 15% (1:1) in 227 subjects with primary axillary hyperhidrosis following 6-weeks of treatment (2-week follow-up)
[2] End of Therapy Imputed includes subjects missing all end of therapy values, where data is imputed by the mean of the last three available post-baseline visits.
[3] Reported p-value for the GSP endpoint is 1-sided (0.1 statistical significant) comparing active treatment to vehicle based on ANCOVA model)
[4] One-sided p-values comparing active treatment to vehicle are based on ANCOVA model, p-values: 0.0122 (5%); 0.0169 (10%), 0.0025 (15%).
[5] Post-hoc analysis with the (7-Item HDSM-Ax Scale)

BrickellBio 13 Vical

Net Sales of $1B (2018); R&D spend over $100M Developed & Launched Jublia/Clenafin (anti-fungal) Sofpironium Bromide is most advanced clinical stage asset Value of the Kaken Partnership to Brickell Positive Phase 3 Topline Results Significant Upfront & Potential Near-Term Sales Milestones & Royalties Responsible for ALL non-clinical studies & portions of CMC activities Kaken is a leading specialty pharmaceutical company in Japan, the world’s 2nd largest market for hyperhidrosis, focused on building their presence in dermatology Sofpironium Bromide

Pivotal Phase 3 Study Overview (2 Identical Studies)

Phase 3 study design is based on Phase 2b; Planning is well underway and on track for initiation in Q4 2019 with topline results expected in Q4 2020

STUDY TITLE	▸ A multicenter, randomized, double-blinded, vehicle-controlled study to evaluate the safety and efficacy of topically applied sofpironium bromide gel, 15% in subjects with axillary hyperhidrosis
STUDY DURATION / NUMBER OF SUBJECTS	▸ 6-week treatment with a 2-week follow-up ▸ ~450 subjects across 80 sites (each study)
RANDOMIZATION	▸ Subjects will be randomized to sofpironium bromide gel, 15% or vehicle (1:1)
PRIMARY EFFICACY ENDPOINTS	▸ The proportion of subjects achieving at least a 2-point improvement in HDSM-Ax from baseline to end of treatment ▸ The absolute change in GSP from baseline to end of treatment
STUDY POWER CALCULATIONS	▸ The overall study power to demonstrate a statistically significant treatment effect ($p<0.05$) for both co-primary endpoints is ~0.90 (>0.95 for HDSM-Ax and 0.95 for GSP)

BrickellBio 15 Vical

Sofpironium Bromide – Axillary Hyperhidrosis Completion of Enrollment of Phase 3 Long-term Safety in US ü Completion of P3 pivotal studies & positive topline results in Japan ü Initiation of Phase 3 pivotal studies in US Q4 2019 Completion of Phase 3 pivotal studies in US Q4 2020 NDA Submission Q2 2021 BBI-3000 – Cutaneous T-Cell Lymphoma (CTCL) Completed two Phase 1 studies ü Initiation of POC study in CTCL 2020 BBI-6000 – Psoriasis Development of topical formulation & initiation of tox studies ü Initiation of POC study in psoriasis Early 2021 Key Achieved & Anticipated Development Milestones

Merger Enables Value-Creation Opportunities Starting Phase 3 in U.S. with a potential best-in-class, late-stage asset for hyperhidrosis An underserved and large market, just starting to gain attention, with significant growth potential Positive Phase 2b data in the U.S., successful Phase 3 in Japan, and direct market comparables Merger creates a compelling opportunity Vical stockholders will own approximately 40% and Brickell shareholders will own approximately 60% of the combined company* Combined company capitalized to achieve key inflection points Combined company cash plus NovaQuest R&D funding estimated to be sufficient to fund the company through Phase 3 *Subject to certain assumptions and adjustments

Brickell Biotech, Inc. and Vical Incorporated Merger Making Fresh Tracks in DermatologyⓇ June 2019 Contact: investorrelations@brickellbio.com